    As filed with the Securities and Exchange Commission on August 28, 2001,

                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           STRATEGIC DIAGNOSTICS INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      56-1581761
(State or other jurisdiction of              (I.R.S employer Identification No.)
         incorporation)


                               111 Pencader Drive
                                Newark, DE 19702
                    (Address of Principal Executive Offices)

              Strategic Diagnostics Inc. 2000 Stock Incentive Plan
                            (Full title of the Plan)

                                Richard Birkmeyer
                      President and Chief Executive Officer
                           Strategic Diagnostics Inc.
                               111 Pencader Drive
                                Newark, DE 19702
                     (Name and Address of Agent for Service)

                                 (302) 456-6789
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                Amount       Proposed Maximum    Proposed Maximum
                                                 To Be        Offering Price    Aggregate Offering       Amount Of
   Title of securities to be registered      Registered(1)       Per Share             Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
------------------------------------------------------------------------------------------------------------------------
      Underlying outstanding options
      granted under the 2000 Stock
      Incentive Plan                            598,000          $4.80(2)          $2,872,825(2)          $718(2)
------------------------------------------------------------------------------------------------------------------------
      Subject to future grants under the        902,000          $4.08(3)          $3,680,160(3)          $920(3)
      2000 Stock Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Total                                         1,500,000                            $6,552,985             $1,638

========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended and based on the weighted average exercise price of the outstanding options under each respective option plan.
(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on a share price of $4.08, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 20, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 1,500,000 additional shares of common stock, $.01 par value, of Strategic Diagnostics Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 relating to the Company's 2000 Stock Incentive Plan, as amended. The contents of the Registration Statement on Form S-8 as filed on January 24, 1997 File No. 333-20421, are incorporated herein by reference into this Registration Statement.

ITEM 8. EXHIBITS.

5        Opinion of Pepper Hamilton LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on signature page of this Registration Statement).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on the 21st day of August, 2001.


                                      Strategic Diagnostics Inc.


                                      By:  /s/ Richard Birkmeyer
                                           ----------------------
                                           Richard Birkmeyer
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard Birkmeyer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                          Title                                       Date
----------------------------------          ------------------------------------------------      ------------------

/s/ Arthur A. Koch, Jr.                     Vice President - Finance, Chief Operating              August 21, 2001
-----------------------                     Officer, and Chief Financial Officer (Principal
Arthur A. Koch, Jr.                         Financial and Accounting Officer)


/s/ Richard J. Defieux                      Director                                               August 21, 2001
----------------------
Richard J. Defieux

/s/ Robert E. Finnigan                      Director                                               August 21, 2001
----------------------
Robert E. Finnigan

/s/ Stephen O. Jaeger                       Director                                               August 21, 2001
---------------------
Stephen O. Jaeger

/s/ Kathleen E. Lamb                        Director                                               August 21, 2001
--------------------
Kathleen E. Lamb

/s/ Morton Collins                          Director                                               August 21, 2001
------------------
Morton Collins

/s/ Grover C. Wrenn                         Director                                               August 21, 2001
-------------------
Grover C. Wrenn

                                  EXHIBIT INDEX

5        Opinion of Pepper Hamilton LLP.

23.1     Consent of KPMG  LLP.

23.2     Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24.1 Power of Attorney (included on signature page of this Registration Statement).